Exhibit 10.1

SIXTH LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of August 13, 2012 by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 505 Fifth Avenue, 11th Floor, New York, New York 10017 (“Bank”) and CHYRON CORPORATION, a New York corporation with its chief executive office located at 5 Hub Drive, Melville, New York 11747 (“Borrower”).

DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 19, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 19, 2008, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of April 16, 2009, between Borrower and Bank, as further amended by a certain Second Loan Modification Agreement dated as of June 18, 2009, between Borrower and Bank, as further amended by a certain Third Loan Modification Agreement dated as of March 24, 2010, between Borrower and Bank, as further amended by a certain Fourth Loan Modification Agreement dated as of March 24, 2011, between Borrower and Bank, and as further amended by a certain Fifth Loan Modification Agreement dated as of December 28, 2011, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations, shall be referred to as the “Existing Loan Documents”.

DESCRIPTION OF CHANGE IN TERMS.

Modifications to Loan Agreement.

The Loan Agreement shall be amended by inserting the following new Section 2.1.8 (entitled “Term Loan Advances”) to appear immediately following the existing Section 2.1.7 (2009 Equipment Advances) thereof:

“           2.1.8           Term Loan Advances.

(a)           Availability.  Subject to the terms and conditions of this Agreement, during the Term Loan Draw Period, Bank agrees to make advances (each a “Term Loan Advance” and collectively, “Term Loan Advances”) available to Borrower in an aggregate amount of up to One Million Dollars ($1,000,000.00).  Each Term Loan Advance must be in an amount equal to at least Two Hundred Fifty Thousand Dollars ($250,000.00).  After repayment, no Term Loan Advance may be reborrowed.

(b)           Interest Payments.  Commencing on the first Payment Date of the month following the Funding Date of each Term Loan Advance, Borrower shall make monthly payments of interest at the rate set forth in Section 2.3(a)(v).

(c)           Repayment.  Commencing on the applicable Amortization Date of each Term Loan Advance, and continuing on each Payment Date thereafter, Borrower shall repay such Term Loan Advance in (i) thirty (30) equal monthly installments of principal, plus (ii) monthly payments of accrued interest in arrears at the rate set forth in Section 2.3(a)(v).  All outstanding principal and accrued and unpaid interest under the applicable Term Loan Advance, and all other outstanding Obligations with respect to such Term Loan Advance, are due and payable in full on the applicable Term Loan Maturity Date.”

The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 2.3(a) (Interest Rate) thereof:

“           (v)           Term Loan Advances.   Subject to Section 2.3(b), the principal amount outstanding for each Term Loan Advance shall accrue interest at a floating per annum rate equal to two and one quarter of one percent (2.25%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.”

The Loan Agreement shall be amended by inserting the following text at the end of Section 6.2(a) (Financial Statements, Reports, Certificates) thereof:

“(vi) as soon as available, but no later than sixty (60) days after  the last day of Borrower’s fiscal year, and contemporaneously with any updates or changes thereto, Board-approved projections in a form acceptable to Bank.”

The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

 “           “Credit Extension” is any Advance, Equipment Advance, 2009 Equipment Advance, 2010 Equipment Advance, or any other extension of credit by Bank for Borrower’s benefit.”

“           “Revolving Line” is an Advance or Advances in an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000.00).”

“           “Revolving Line Maturity Date” is December 29, 2012.”

and inserting in lieu thereof the following:

“           “Credit Extension” is any Advance, Equipment Advance, 2009 Equipment Advance, 2010 Equipment Advance, Term Loan Advance, or any other extension of credit by Bank for Borrower’s benefit.”

“           “Revolving Line” is an Advance or Advances in an amount equal to Three Million Dollars ($3,000,000.00).”

 “           “Revolving Line Maturity Date” is August 12, 2013.” [the date that is 364 days after the date of this Loan Modification Agreement]

The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“           “Amortization Date” is January 1, 2013; provided, however, that Borrower may notify Bank, upon ten (10) Business Days prior written notice pursuant to Section 10 of this Agreement, of its intent to commence repayment of a Term Loan Advance prior to January 1, 2013, in which case the Amortization Date with respect to such Term Loan Advance shall be the first Payment Date following the date such notice is given to Bank.”

“           “Board” means Borrower’s board or directors.”

“           “Term Loan Advance” and “Term Loan Advances” are defined in Section 2.1.8(a).”

“           “Term Loan Draw Period” is the period of time commencing on August 13, 2012 [the date of this Loan Modification Agreement] through the earlier to occur of (i) December 31, 2012, or (ii) an Event of Default.”

 “           “Term Loan Maturity Date” is, with respect to each Term Loan Advance, the Payment Date which is twenty-nine (29) months after the applicable Amortization Date.”

The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

FEES.  Borrower shall pay to Bank a commitment fee equal to Twelve Thousand Dollars ($12,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of December 28, 2011, between Borrower and Bank (the “Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

CONFIDENTIALITY.  Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

CHYRON CORPORATION

By: /s/ Jerry Kieliszak
Name: Jerry Kieliszak
Title: SVP & CFO, Treasurer and Corporate Secretary

BANK:

SILICON VALLEY BANK

By: /s/ A. Bonnie Ryan Arrante
Name: A. Bonnie Ryan Arrante
Title: Vice President

EXHIBIT A - COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date: _______________
FROM:  CHYRON CORPORATION

The undersigned authorized officer of CHYRON CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days		Yes No
Annual financial statement (CPA Audited)	FYE within 90 days		Yes No
Borrowing Base Certificate (with A/R & A/P Agings)	Monthly within 30 days		Yes No
Board-approved projections	FYE within 60 days, and contemporaneously with any updates or changes thereto		Yes No

Financial Covenant	Required	Actual	Complies

Maintain at all times:

Adjusted Quick Ratio (to be tested on the last day of each month)	1.20:1.0	____:1.0	Yes No
Tangible Net Worth (to be tested on the last day of each quarter)	$*	$________	Yes No

*As set forth in Section 6.7(b) of the Agreement.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)
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CHYRON CORPORATION By: Name: Title:
BANK USE ONLY

Received by: _____________________
authorized signer
Date:  __________________________

Verified: ________________________
authorized signer
Date: ___________________________

Compliance Status:                      Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:           ____________________

I.           Adjusted Quick Ratio (Section 6.7(a))

Required:                      1.20:1.00
Actual:                          ____:1.00

A.	Aggregate value of the unrestricted cash of Borrower	$
B.	Aggregate value of the net billed accounts receivable of Borrower	$
C.	Quick Assets (the sum of lines A through B)	$
D.	Aggregate value of Obligations to Bank	$
E.	Aggregate value of liabilities of Borrower (including all Indebtedness) that mature within one (1) year and current portion of Subordinated Debt permitted by Bank to be paid by Borrower	$

F.	Current Liabilities (the sum of lines D and E)	$
G	Deferred Revenue	$
H	Line F minus line G	$
I.	Adjusted Quick Ratio (line C divided by line H)

Is line I equal to or greater than 1.20:1.00?

_______                        No, not in compliance                                                                                     _______                         Yes, in compliance

II.           Tangible Net Worth (Section 6.7(b))

Required:                      $_________ (as set forth in Section 6.7(b) of the Agreement)

Actual:                          $_________

_______                        No, not in compliance                                                                                     _______                        Yes, in compliance